Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (No. 333-189337, No. 333-213601, and No. 333-213600) of DelMar Pharmaceuticals, Inc. of our report dated September 12, 2016 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, British Columbia
September 27, 2017